UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A (Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934 (Amendment No. __)
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PLATINUM ENERGY RESOURCES, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Forward-Looking Statements

This filing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, about Platinum, Tandem and their combined business after completion of the proposed merger. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of Platinum’s and Tandem's management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: business conditions in the U.S. and abroad; changing interpretations of generally accepted accounting principles; outcomes of government reviews; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which Tandem is engaged; fluctuations in customer demand; management of rapid growth; general economic conditions; Tandem’s business strategy and plans; the actual quantities of Tandem’s reserves of oil and natural gas; the future levels of production of oil and natural gas by Tandem; future prices of and demand for oil and natural gas; the results of Tandem’s future exploration, development and exploitation activities; future operating and development costs of Tandem’s oil and natural gas properties; and the results of future financing efforts as well as other relevant risks detailed in Platinum’s filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Neither Platinum nor Tandem assumes any obligation to update the information contained in this filing.

Other Information

Platinum stockholders are urged to read the preliminary proxy statement and, when available, the definitive proxy statement regarding the proposed merger because it contains important information. Copies of filings by Platinum, which will contain information about Platinum and Tandem, will be available without charge, when filed, at the Securities and Exchange Commission's internet site (http://www.sec.gov), and will be available from Platinum, without charge, by directing a request to Platinum Energy Resources, Inc., 25 Phillips Parkway, Montvale, NJ 07645.

The respective directors and executive officers of Platinum and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding Platinum’s directors and executive officers is available in Platinum’s Form 10-K for the fiscal year ended December 31, 2005 filed with the Securities and Exchange Commission on March 24, 2006. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in other relevant materials to be filed with the Securities and Exchange Commission when they become available.

Platinum Energy Resources, Inc. Provides Operations Update for
Tandem Energy Holdings

NEW YORK, June 22, 2006 --Platinum Energy Resources, (OTC Bulletin Board: PGRI.OB, PGRIU.OB, PGRIW.OB) (“Platinum”) a special purpose acquisition corporation focused on the energy industry, today announced an operations update for the first five months of 2006 for Tandem Energy Holdings, Inc. Platinum Energy had previously announced that it entered into a definitive merger agreement to acquire Tandem. In connection with the acquisition, Tandem has provided to Platinum Energy detailed information regarding its production, operations and prospects, from which the information described in this operations release is derived.

Operations Overview

During the first quarter of 2006, Tandem, as operator, drilled, reworked or recompleted 12 wells in four of its nine operated properties. As of May 31st, total proved reserves for Tandem were estimated to be 9,460 MBOE. This includes 3,300 MBOE proved developed producing reserves, 6,027 MBOE proved undeveloped reserves, and 133 MBOE proved developed non-producing reserves. This is an increase of over 120 MBOE in PDP reserves from the Dec 31, 2005 reserve report.

Mr. Jim Dorman, Executive Vice President of Platinum stated, "Given Tandem's two drilling rigs, four pulling units and other field equipment, as well as the talent and experience of Tandem’s management team, Platinum will be well placed to make substantial additions to the 9.5 MM BOE of proved reserves of Tandem, once the acquisition is complete. Furthermore, using Tandem's base of operations, a stepped up development program calls for the additional drilling, reworking, and recompletion of approximately 100 new completions per year.”

“There are many opportunities by which we can expand proved reserves. We believe that the proved reserves are underbooked, as there are typically two to four proved undeveloped locations booked for each proved developed producing well, whereas Tandem has less than one per well,” continued Dorman. “Most of Tandem’s proved undeveloped oil wells are currently booked at half of the expected production, based on what was recovered from historical analogs. Also, minimal behind pipe reserves have been booked, although we have identified many recompletion opportunities."

Ball Lease

During the first quarter of 2006, on the Ball Lease in Palo Pinto County, Texas, five new wells were drilled and two wells were recompleted with initial production adding approximately 100 BOE per day net to Tandem. This lease is sparsely drilled, has over 200 feet of Barnett shale below existing producing reservoirs and has shallow sand development that has never been tested on the lease. This potential significant upside has been identified by Platinum's geologic staff and Tandem's engineering group, and will be evaluated immediately after closing of the acquisition of Tandem.

Ira Unit

On the Ira Unit, located in Scurry County, Texas four new wells were drilled during the first quarter of 2006. This new drilling resulted in at least an additional 50 BOE per day net to Tandem. One of the new wells was drilled horizontally at a true vertical depth of 1,800 feet with an 1,100 foot horizontal displacement. The well has been fracture stimulated and is currently being evaluated.

According to Toben Scott, drilling engineer for Tandem, "This is our first use of horizontal drilling techniques, and it was accomplished using our existing equipment and infrastructure. We believe that horizontal drilling has the potential to double or triple the increase in production per well over a typical vertical well with less than a 25 percent increase in drilling cost."

Ballard Unit

Activity on the Ballard Unit, located in Eddy County, New Mexico has resulted in one new well during the first quarter of 2006. This well, the Ballard Grayburg San Andres Unit #26-6, has stabilized production of approximately 28 barrels of oil per day from the San Andres interval. Tandem is currently drilling another well in this unit and completion operations are ongoing on two other newly drilled wells. This unit is a prime candidate for downspace drilling and enhanced water flood expansion. During June and July, 2006, it is anticipated that an additional four wells will be drilled on the Ballard Unit.

Tomball Wilcox Drilling and Shallow Gas Reserves

During September 2006, it is anticipated that deeper drilling equipment will be available to drill a 9,000 foot Wilcox test on the Tomball property located in Harris County, Texas. Along with this new well, Tandem is planning a re-entry well in the same fault block to exploit the potentially significant Wilcox reserves.

Tandem recently completed a gas well at approximately 650 feet with initial net production of 130 MCF per day of dry gas. Reserves for this well have not been booked as yet, however it is anticipated that this shallow gas opportunity will be expanded in the future. Additionally, over 20 plugged and abandoned wells originally drilled by Exxon have been identified on the Tandem lease as potential re-entry candidates. These wells have been drilled to depths exceeding 5,000 ft and may have multiple productive pay zones that have not been included in the company’s proved reserve report.

Horizontal Drilling

Subject to the results of the first horizontal well, Platinum anticipates that horizontal drilling techniques may be used on other Tandem leases going forward. Compared to a vertical well, the anticipation is that drilling productivity may be increased by up to a factor of three times with an increase in costs of less than 25 percent. The expectations of horizontal drilling economics have not been included in the company’s proved reserve report, prepared by Williamson Petroleum Consultants, independent petroleum engineers.

For additional information, including links to a Web cast of the Company's IPAA presentation from April 10, 2006, and the revised preliminary proxy statement, please visit the Platinum Energy Resources web site at www.platenergy.com.

About Platinum Energy

On January 26, 2006, Platinum Energy (OTC BB: PGRI, PGRIW, PGRIU) announced that it had entered into a merger agreement to acquire Tandem Energy Holdings, Inc. Tandem is an independent oil and gas exploration and production company headquartered in Midland, Texas.

Platinum has filed with the Securities and Exchange Commission a revised Preliminary Proxy Statement seeking approval of its stockholders of, among other things, its previously announced proposed merger with Tandem Energy Holdings, Inc. ("Tandem").

Platinum Energy Resources, based in Montvale, New Jersey, is a special purpose acquisition corporation seeking to acquire assets or operating businesses in the global oil and gas exploration and production industry. Platinum Energy anticipates aggressively building a portfolio of assets using multiple acquisitions subsequent to its first. Platinum Energy's strategy calls for the use of hedge financing to maximize profit and reduce risk resulting from volatile energy markets.

Platinum Energy was incorporated in April 2005 to acquire an operating business in the energy industry. Platinum Energy completed its initial public offering on October 24, 2005, receiving net proceeds of approximately $106 million through the sale of 14.4 million units of its securities at $8.00 per unit. Each unit is comprised of one share of Platinum Energy common stock and one redeemable and convertible common stock purchase warrant with an exercise price of $6.00. Platinum Energy holds over $105 million in a trust account maintained by an independent trustee, which will be released to Platinum upon the closing of the merger (less any amounts returned to Platinum Energy stockholders who elect to convert their shares to cash in accordance with Platinum Energy's charter).

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, about Platinum Energy, Tandem and their combined business after completion of the proposed merger. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of Platinum Energy's and Tandem's management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: business conditions in the U.S. and abroad; changing interpretations of generally accepted accounting principles; outcomes of government reviews; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which Tandem is engaged; fluctuations in oil and gas prices and in customer demand; management of rapid growth; intensity of competition; general economic conditions; as well as other relevant risks detailed in Platinum Energy's filings with the Securities and Exchange Commission. The information regarding Tandem contained in this press release has been provided by Tandem. Further, the information set forth herein should be read in light of such risks. Neither Platinum Energy nor Tandem assumes any obligation to update the information contained in this press release.

Additional Information

Platinum Energy stockholders are urged to read the proxy statement regarding the proposed transaction because it contains important information. Copies of filings by Platinum Energy, which will contain information about Platinum Energy and Tandem, will be available without charge, when filed, at the Securities and Exchange Commission's internet site (http://www.sec.gov), and, when filed, will be available from Platinum Energy, without charge, by directing a request to Platinum Energy Resources, Inc., 25 Phillips Parkway, Montvale, NJ 07645.

The respective directors and executive officers of Platinum Energy and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding Platinum Energy's directors and executive officers is available in the revised Preliminary Proxy Statement filed with the Securities and Exchange Commission on June 5, 2006. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in other relevant materials to be filed with the Securities and Exchange Commission when they become available.

    For more information contact:

    Alan Katz, CJP Communications for
    Platinum Energy Resources, Inc.
    Public & Investor Relations
    212-279-3115 x211
    alan@cjpcom.com

Source: Platinum Energy Resources, Inc.